Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange (952) 745-2755 http://ir.tcfbank.com

200 Lake Street East, Wayzata, MN 55391-1693

TCF Reschedules 2012 Third Quarter Earnings

Conference Call for Friday, October 26th

WAYZATA, MN, October 18, 2012 — TCF Financial Corporation (“TCF”) (NYSE:TCB) today announced that it has rescheduled its 2012 third quarter earnings release and investor conference call, previously scheduled for Friday, October 19th at 10:00 a.m. Central Time.

The earnings release and conference call are being rescheduled to allow TCF additional time to review the implementation of a recent OCC industry-wide clarification on consumer loans subject to bankruptcy discharge.  This rescheduling is to ensure TCF fully complies with the clarified guidance prior to finalizing the results for the third quarter ended September 30, 2012.

TCF has rescheduled its 2012 third quarter conference call for Friday, October 26th at 8:00 a.m. Central Time.  TCF Chairman and Chief Executive Officer, William A. Cooper, will host the conference call and be joined by other TCF executives.  If you would like to listen to TCF’s live conference call, please dial (877) 245-6230.  To listen to the replay, please dial (855) 859-2056 and enter conference ID # 30808998.  The replay begins two hours after the call is completed on Friday, October 26th and will be available through Friday, November 2nd.

TCF’s conference call will also be webcast live on the Investor Relations section of TCF’s website, http://ir.tcfbank.com, and will be archived for replay.  A slide presentation for the conference call will be available on the website prior to the call.

TCF is a Wayzata, Minnesota-based national bank holding company with $17.9 billion in total assets at June 30, 2012.  The company has nearly 430 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services.  TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 30 states.  For more information about TCF, please visit http://ir.tcfbank.com.

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